Exhibit 99.1

RECEIPT OF MAJORITY OF TENDERS AND CONSENTS ANNOUNCED IN ANTICIPATION OF

ACQUISITION OF BWAY HOLDING COMPANY BY MADISON DEARBORN PARTNERS

CHICAGO, May 20 /PRNewswire-FirstCall/— In anticipation of the previously announced proposed acquisition of BWAY Holding Company (the “Company”) by Picasso Parent Company, Inc. (the “Parent”) through a merger (the “Merger”) of Picasso Merger Sub, Inc. (the “Purchaser”), companies organized by Madison Dearborn Partners, LLC (“MDP”), the Purchaser announced today that it has received tenders and consents from holders of 53.09%, or $121,338,000 in principal amount, of the $228,538,000 outstanding aggregate principal amount of the 10% Senior Subordinated Notes due 2014 (the “Notes”) of BWAY Corporation (“BWAY”) as of 5:00 p.m., New York City time, on May 20, 2010, in connection with its previously announced tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation”) regarding the Notes.

As a result of obtaining the required consents, on May 20, 2010, the supplemental indenture effecting the amendments to the indenture governing the Notes contemplated in the Consent Solicitation (the “Supplemental Indenture”) was executed by BWAY and withdrawal rights have terminated with respect to the Tender Offer and Consent Solicitation, except as required by law. The proposed amendments contained in the Supplemental Indenture will not become operative until immediately prior to the consummation of the Merger and will cease to be operative unless the Merger is consummated or if the Purchaser fails to accept for purchase any Notes validly tendered and not validly withdrawn pursuant to the Tender Offer.

Holders of Notes still have until 5:00 p.m., New York City time, on May 24, 2010, unless extended in accordance with the terms of the offer to purchase and consent solicitation statement dated May 11, 2010 (the “Statement”), to tender their Notes for the total tender consideration, which includes the consent payment. Thereafter, the Tender Offer will remain open for the tender of Notes not previously tendered until the scheduled expiration at 5:00 p.m., New York City time, on June 9, 2010, unless extended in accordance with the terms of the Statement.

The Tender Offer and the Consent Solicitation are being made upon the terms and subject to conditions set forth in the Statement.

This announcement is neither an offer to purchase, nor a solicitation of an offer to purchase, nor a solicitation of tenders or consents with respect to, any Notes. The Tender Offer and Consent Solicitation are being made solely pursuant to the Statement.

The Purchaser has retained BofA Merrill Lynch to serve as Dealer Manager and Solicitation Agent and Global Bondholder Services Corporation to serve as Information Agent and Depositary. Requests for documents may be directed to Global Bondholder Services Corporation by telephone at (866) 952-2200 (toll free) or (212) 430-3774 (collect). Questions regarding the Tender Offer and Consent Solicitation should be directed to BofA Merrill Lynch by telephone at (888) 292-0070 (toll-free) or (980) 388-9217 (collect).

The Company is a leading North American manufacturer of general line rigid metal and plastic containers serving a wide variety of end markets across various industries. The Company has operations in the United States, Canada and Puerto Rico and primarily sells to customers located in those geographic areas.

This press release contains forward-looking information. You should not place undue reliance on these statements. These statements reflect management’s expectations, estimates, and assumptions based on information available at the time of the statement. Forward-looking statements include, but are not limited to, statements regarding the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. The words “believe,” “expect,” “anticipate,” “intend,”

“plan,” “estimate,” “seek,” “will,” “may,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements. Important factors that could cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements include, but are not limited to: (i) competitive risk from other container manufacturers or self-manufacture by customers; (ii) termination of the Company’s customer contracts; (iii) loss or reduction of business from key customers; (iv) dependence on key personnel; (v) changes in steel, resin or other raw material and energy costs or availability; (vi) product liability or product recall costs; (vii) lead pigment and lead paint litigation; (viii) increased consolidation in the Company’s end markets; (ix) consolidation of key suppliers; (x) decreased sales volume in the Company’s end markets; (xi) increased use of alternative packaging; (xii) product substitution; (xiii) labor unrest; (xiv) environmental, health and safety costs; (xv) management’s inability to evaluate and selectively pursue acquisitions; (xvi) fluctuation of the Company’s quarterly earnings; (xvii) current economic conditions: (xviii) the availability and cost of financing; (xix) an increase in interest rates; (xx) restrictions in the Company’s debt agreements; and (xxi) fluctuations in the Canadian dollar . The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.